CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE (“Agreement”), dated as of April 29, 2008 is hereby made between Colin P. Scholefield (“EMPLOYEE”) Delta Design, Inc. and Cohu, Inc. and its divisions, affiliates, predecessors, successors and assigns (collectively “DELTA”). EMPLOYEE and DELTA are hereinafter referred to individually as a “Party” and collectively as the “Parties”. This Agreement will become effective on the Effective Date (as hereafter defined).

WHEREAS, EMPLOYEE’s employment with DELTA will terminate effective as of the close of business on May 23, 2008 (the “Termination Date”); and

WHEREAS, EMPLOYEE and DELTA have agreed to settle fully and finally any and all matters and/or controversies between them under the terms and conditions set forth in this Agreement.

NOW THEREFORE, with the intent to be legally bound hereby, and in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, DELTA and EMPLOYEE agree to the terms and conditions set forth below.

1. Payment.

1.1. EMPLOYEE shall be entitled to the following payments from DELTA:

(a) EMPLOYEE shall receive his base salary and benefits through the Termination Date, which is the last day of a DELTA pay period. Any base salary and accrued but unused vacation time earned through the Termination Date shall be paid at such time as other DELTA employees are paid for such pay period.

(b) DELTA agrees to pay EMPLOYEE Two Hundred Twenty Thousand Five Hundred Dollars ($220,500) (the “Severance Pay”), to be paid in accordance with the payment schedule outlined in Exhibit A (the “Severance Pay Period”) provided EMPLOYEE executes and delivers this Agreement to DELTA within the consideration period provided in Section 19. The first payment will be paid after the expiration of the Revocation Period (as defined in Section 19).

1.2. EMPLOYEE shall receive reimbursement by DELTA for all reasonable business expenses incurred prior to the Termination Date in accordance with DELTA’s policies.

1.3. All payments hereunder shall be less required withholdings for taxes and other deductions.

2. Benefits.

2.1. As of the Termination Date, EMPLOYEE shall be eligible to elect the continuance of group health and dental insurance (if EMPLOYEE is currently enrolled in the DELTA sponsored plan), in accordance with federal COBRA law.

2.2. If EMPLOYEE so elects, and so long as EMPLOYEE is entitled to COBRA coverage, during the Severance Pay Period, EMPLOYEE’s premiums for group health and dental insurance under COBRA shall be the same amount that an active employee contributes for such benefit coverage. If EMPLOYEE wishes to elect COBRA (i.e. continue coverage in the current group medical and/or dental plan after May 31, 2008), EMPLOYEE must complete and sign the COBRA Election Form and return it to EBA&M, EMPLOYER’S third party COBRA administrator, in accordance with COBRA guidelines. After the Severance Pay Period, EMPLOYEE’s premiums for COBRA coverage will be the published monthly rate of group health insurance under COBRA.

2.3. After the Termination Date, EMPLOYEE will not continue to accrue vacation benefits or commissions, or otherwise be eligible for Life or Disability benefits, or continue to contribute to the Cohu, Inc. Employees’ Retirement Plan (401(k) Plan), or participate in the Employee Stock Purchase Plan, and will not receive any other benefits from DELTA, other than those specified in this Agreement.

2.4 Contingent upon the Effective Date, as defined in Section 19 hereof, DELTA has accelerated the vesting of 3,438 stock options with an exercise price of $16.40 and 1,354 restricted stock units held by EMPLOYEE. Absent the acceleration, such stock options and restricted stock units would have vested on August 17, 2008.

3. Payment of all Outstanding Compensation. Except for those obligations specifically set forth in this Agreement, as of the Termination Date, any and all agreements or arrangements between the Parties, either oral or written, related to commissions, bonuses, ownership or other interests in any entities or assets, payments and/or compensation of any kind, including but not limited to any documents, correspondence and oral promises (“Compensation”) are deemed null and void without any continuing obligation or liability of any party thereunder; it being understood that, among other things, from and after the Termination Date, except as expressly provided hereunder, DELTA will have no obligation to pay EMPLOYEE any Compensation or have any duties, responsibilities or other obligations to EMPLOYEE with respect to any agreement or arrangement and EMPLOYEE will have no rights thereunder. EMPLOYEE acknowledges and agrees that he is due no other compensation, commission payments, benefits or other consideration of any kind other than as specifically identified in this Agreement.

4. Return of Company Property. EMPLOYEE will return any and all DELTA property and equipment in his possession, including, but not limited to, any and all DELTA identification cards, card key passes, keys, pagers, computers (laptops or desktops), cellular telephones, BlackBerry or similar personal digital assistant devices, corporate credit cards, corporate calling cards, and any other property or equipment in his possession. EMPLOYEE also hereby agrees to promptly return to DELTA all documents, files, folders, correspondence, memoranda, notes, notebooks, drawings, books, records, plans, forecasts, reports, proposals, agreements, financial information, computer-recorded information and all copies thereof, in whatever media, in his possession or control, relating to the business of DELTA or any of its partners, customers or vendors, or relating to any work that Employee performed on behalf of DELTA, specifically including but not limited to any Delta Invention or Confidential Information, as defined in Sections 12.1 and 12.2, respectively. Employee agrees to return all such equipment and data on or before his Termination Date, along with a written statement confirming that he has returned all such DELTA property and data within his possession or control.

5. Termination of Employment; Resignation. EMPLOYEE acknowledges and agrees that his employment by DELTA will terminate on the Termination Date, and that he will be deemed to have resigned from all officer positions he may hold with DELTA (or otherwise at the request of DELTA). EMPLOYEE shall execute and deliver a resignation letter from such officer positions in the form attached hereto as Exhibit B upon execution and delivery of this Agreement to DELTA. EMPLOYEE acknowledges and agrees that he is due no other compensation, commission payments, benefits or other consideration of any kind other than as specifically identified in this Agreement.

6. Re-employment or Reinstatement. EMPLOYEE recognizes and acknowledges that DELTA has no obligation to recall, rehire, or re-employ EMPLOYEE in the future.

7. Cooperation. EMPLOYEE agrees to make himself available at reasonable times and places and to cooperate with reasonable requests for advice, cooperation and/or assistance made by DELTA in connection with matters he worked on or became knowledgeable about while employed by DELTA, including, without limitation, to assist in the orderly transition of his duties and responsibilities and any outstanding projects to the individual (or individuals) designated by DELTA. Failure by EMPLOYEE to provide complete and honest cooperation will constitute a material breach of this Agreement. Employee acknowledges that the Severance Pay provided to him under this Agreement constitutes adequate wages for any time spent providing advice or assistance to DELTA under this Section.

8. No Other Inducements. EMPLOYEE acknowledges that the payments described in Section 1 are made solely in consideration of and in exchange for his execution of this Agreement and the general release. EMPLOYEE acknowledges that he is not otherwise entitled to receive the payments and other items of value referenced above, absent his execution of this Agreement, and that no other promise or agreements of any kind have been made to him or with him by any person or entity whatsoever to cause him to sign this Agreement.

9. General Release.

9.1. For good and valuable consideration (the receipt and sufficiency of which hereby are acknowledged) and as a material inducement to DELTA to enter into this Agreement, EMPLOYEE, for himself and his heirs, executors, administrators, personal representatives and members of his immediate family, hereby voluntarily, irrevocably and unconditionally releases and forever discharges DELTA and its present and former officers, directors, employees, shareholders, consultants, attorneys, advisors, insurers, agents and representatives, and all persons acting by, through, under or in concert with any of them (whether any of the aforementioned individuals were acting as agents for DELTA or in their individual capacities) (collectively, the “Released Parties”) from any and all claims and causes of action (except those necessary to enforce his rights under this Agreement) of any kind whether known or unknown, suspected or unsuspected, relating to EMPLOYEE’s recruitment for hire, his employment, his separation from employment, and any other transactions or occurrences between the Parties to date. Claims released by EMPLOYEE under this provision include, but are not limited to, any claims for unpaid salary, bonuses, commissions, payments related to severance pay, vacation pay or any benefits under the Employee Retirement Income Security Act (except for vested ERISA benefits which are not affected by this Agreement); any claims for option, stock or other incentive awards; any claim under Massachusetts Wage and Hour Laws, or other applicable state wage and hour laws; any claim alleging unlawful harassment, discrimination, or retaliation under the laws of Massachusetts, the Americans with Disabilities Act, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, or any other applicable foreign, federal, state or local laws; as well as any claims for breach of implied or express contract, breach of promises, misrepresentation, negligence, fraud, defamation, infliction of emotional distress, violation of public policy, retaliatory discharge, wrongful or constructive discharge, intentional tort; and claims for attorneys’ fees and costs, which EMPLOYEE or his heirs, executors, administrators, personal representatives or members of his immediate family now have, ever had or may hereafter have, whether known or unknown, suspected or unsuspected, up to and including the date both Parties have executed this Agreement.

9.2 This release shall not apply to claims for workers’ compensation benefits, unemployment insurance benefits, or any other claims that cannot lawfully be waived by this Agreement. This release shall also not affect or diminish any contractual or statutory rights that EMPLOYEE has to indemnification for acts or omissions within the course and scope of his employment with DELTA, nor his right to representation and reimbursement for legal fees in litigation relating to acts or omissions within the course and scope of his employment with DELTA, nor shall it affect or diminish EMPLOYEE’s rights to coverage under any applicable insurance policies held by DELTA or its officers and directors. Further, this Agreement does not waive or release any rights or claims that EMPLOYEE may have under the Age Discrimination in Employment Act that arise after the execution of this Agreement.

9.3 EMPLOYEE acknowledges that he may discover facts or law different from, or in addition to, the facts or law that he knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

9.4 EMPLOYEE declares and represents that he intends this Agreement to be final and complete and not subject to any claim of mistake. EMPLOYEE executes this release with the full knowledge that this release covers all possible claims against the Released Parties, to the fullest extent permitted by law.

9.5. EMPLOYEE further agrees, promises and covenants that neither he nor his heirs, executors, administrators, personal representatives, members of his immediate family has filed, or will file, any legal or administrative complaint for personal relief, including monetary damages or reinstatement, against DELTA or any of the Released Parties involving or related in any way to the matters released herein.

9.6 EMPLOYEE expressly waives his right to recover any type of personal relief from DELTA or any other Released Parties, including monetary damages or reinstatement, in any administrative action or proceeding, whether state or federal, that may be brought on EMPLOYEE’s behalf by any government agency or representative thereof, related in any way to the matters released herein.

9.7. EMPLOYEE further agrees that the releases contained in this Section 9 shall survive in the event of a breach by EMPLOYEE (or any person, organization or entity acting on his behalf) of this Agreement.

10. No Admission of Liability. The making of this Agreement and anything contained herein is not intended, and shall not be construed, as an admission that DELTA has violated any foreign, federal, state or local law (statutory or common law), ordinance or regulation; breached any contract; or violated any right or obligation that it may owe or may have owed to EMPLOYEE, or committed any wrong whatsoever against EMPLOYEE. EMPLOYEE further acknowledges, covenants, and agrees that no final findings or final judgments have been made by any court or arbitration panel against DELTA in favor of EMPLOYEE, and that EMPLOYEE does not purport and will not claim to be a prevailing party, for any purpose.

11. Confidentiality of Agreement. The Parties agree that the consideration furnished under this Agreement, the discussions and correspondence that led to this Agreement and the terms and conditions of this Agreement are confidential. EMPLOYEE represents that he, and any attorney he may have retained to review this Agreement, have not disclosed the terms or conditions of this Agreement. Except as may be required by law or to enforce the terms hereof or thereof, neither EMPLOYEE nor his attorney may disclose the above information to any other person or entity, except that EMPLOYEE may disclose the provisions of this Agreement to his immediate family members and financial and/or tax advisor, provided that EMPLOYEE makes the person to whom disclosure is made aware of the confidentiality provisions of this Agreement and such person agrees in writing to keep confidential the terms of this Agreement. If subpoenaed to appear in any civil or criminal litigation, or by any governmental authority, to testify as to the contents of this Agreement EMPLOYEE agrees to immediately forward a copy of the subpoena to the General Counsel of DELTA so that DELTA may contest such subpoena, or any request, requirement or order related thereto, and to notify the proponent of the subpoena that this Agreement is the subject of an agreement of confidentiality. DELTA may disclose the terms and conditions of this Agreement to its respective officers, directors, employees, accountants and counsel who have a business need to know, and as otherwise required by law. EMPLOYEE further agrees that he will not encourage others who are not parties to this Agreement to demand any disclosure of the terms and conditions of this Agreement.

12. Intellectual Property and Non-Disclosure Obligations.

12.1. EMPLOYEE agrees that he will not file, without the express written consent of DELTA, any patent, copyright or trademark applications relating to any DELTA Invention (as hereafter defined), except under the direction of DELTA. As referred to in this Agreement, “DELTA Invention” shall mean all ideas, inventions, discoveries, improvements, trade secrets, formulae, techniques, data, software, programs, systems, specifications, developments, system architectures, documentation, algorithms, flow charts, logic diagrams, source code, methods, processes, marketing and business data, including works-in-progress, whether or not subject to statutory protection, whether or not reduced to practice, which were conceived, created, authored, developed, or reduced to practice by EMPLOYEE, either alone or jointly with others, whether on the premises of DELTA or not, during his employment by DELTA.

12.2 EMPLOYEE further agrees that he will not, without the express written consent of DELTA, disclose, use, enable or allow others to use any Confidential Information (as hereafter defined). As referred to in this Agreement, “Confidential Information” shall mean technical and business information about DELTA, and its clients and customers that was obtained or learned by EMPLOYEE in the course of his employment by DELTA and that was not already in the public domain through no fault of EMPLOYEE including, without limitation, any and all proprietary DELTA Inventions, trade secrets, customer and potential customer names, products, product roadmaps, product advantages and shortfalls, product plans and designs, technologies, technology roadmaps, strategic planning, licenses and other agreements, markets, marketing and market information, business plans, and other financial and business information of DELTA. EMPLOYEE will not duplicate or replicate (or cause or permit others to duplicate or replicate) any document or other material in any medium embodying any Confidential Information. EMPLOYEE will not disclose or permit the disclosure of any Confidential Information to any person or entity under any circumstances, unless EMPLOYEE is required to disclose such information by law or pursuant to a judicial order, and in such case, prior written notice to DELTA is required where possible.

12.3. EMPLOYEE acknowledges and agrees that all copyrights, trademarks, patents and DELTA Inventions conceived, created, authored, developed or reduced to practice by EMPLOYEE during his employment with DELTA are the sole and exclusive property of DELTA; all copyrightable works included in the DELTA Inventions shall be “works made for hire” within the meaning of the Copyright Act of 1976, as amended (17 U.S.C. §101), and DELTA is the “author” within the meaning of such Act; and in the event that title to any or all of the DELTA Inventions does not or may not, by operation of law, vest in DELTA, EMPLOYEE hereby assigns to DELTA all his right, title and interest in all DELTA Inventions, and all copies of them, in whatever medium fixed or embodied, and in all writings relating thereto in his possession or control and expressly waives any moral rights or similar rights in any DELTA Invention or any such work made for hire.

12.4. EMPLOYEE acknowledges and agrees that:

(a)(i) DELTA owns all right, title and interest in and to the Confidential Information and DELTA Inventions, and (ii) EMPLOYEE acquired no right, title or interest in any Confidential Information or the DELTA Inventions; and

(b) The Confidential Information is specialized, unique in nature, and of great value to DELTA and that such Confidential Information gives DELTA a competitive advantage; and

(c) EMPLOYEE hereby agrees to promptly return to DELTA all materials and all copies thereof, in whatever media, in his possession or control, containing or employing any Confidential Information, together with a written certification with the foregoing.

13. Non-Competition and Non-Solicitation.

13.1. EMPLOYEE acknowledges and agrees that, for a period of one (1) year following the Termination Date:

(a) EMPLOYEE shall not, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate, invest in (except for investments of less than 5% of a business entity’s capitalization) or become employed by any business that is in competition in any manner whatsoever with the semiconductor equipment business of DELTA as of the Termination Date;

(b) EMPLOYEE shall not directly or indirectly, influence or attempt to influence, or assist or advise any person attempting to influence customers, distributors, partners or suppliers of DELTA (i) to divert any part of their business away from DELTA, (ii) to cause damage to the business of DELTA, or (iii) other than in a normal competitive process which is not otherwise in violation of this Agreement, to do any material business with any competitor of DELTA; and

(c) EMPLOYEE shall not, directly or indirectly, except for general solicitations not directed at DELTA specifically, solicit or recruit any employee, officer, partner or consultant of DELTA to leave the employment of DELTA or terminate his/her relationship with DELTA, and EMPLOYEE shall not advise or otherwise assist any other person to solicit or recruit any employee, officer, partner or consultant of DELTA.

13.2. The Parties agree that the provisions of this Section 13 replace all prior non-competition and non-solicitation provisions in any agreements between EMPLOYEE and DELTA, notwithstanding any survival clauses contained therein. The Parties further agree that the provisions of this Section 13 shall be interpreted as broadly as possible in favor of DELTA.

13.3 EMPLOYEE acknowledges and agrees that the restrictive conditions contained in this Section are reasonable in time and geographic scope, and that they are necessary to protect DELTA’s legitimate business interests and Confidential Information. EMPLOYEE acknowledges that the Severance Pay provided under this Agreement adequately compensates him for the restrictions agreed to under this Section.

14. Non-Disparagement. EMPLOYEE agrees that he will not at any time, in any way, disparage DELTA or any individuals associated with DELTA, including its present or former officers, directors, agents and employees, by making or soliciting any comments, statements or the like to the media or to others, either orally or in writing, that may be considered to be derogatory or detrimental, in any way, to the good name or business reputation of DELTA or such other persons. EMPLOYEE further agrees that he will not engage in any conduct that is in any way injurious, or may be perceived to be injurious, to DELTA’s reputation or interest (other than normal competitive process not in violation of this Agreement), including, but not limited to, encouraging or assisting others to bring any form of suit, claim or cause of action against DELTA.

15. Breach. EMPLOYEE agrees and acknowledges that if he breaches any representation, covenant, promise or undertaking made pursuant to this Agreement, except Section 13.1 (a), DELTA is authorized to pursue all rights and remedies available at law or in equity, including the return of any payments made pursuant to Sections 1 and 2 of this Agreement. Should Employee breach Section 13.1 (a), DELTA’s sole and exclusive remedy shall be the cessation of any remaining payments called for in Sections 1 and 2 of this Agreement.

16. Agreement Not Admissible. The Parties agree that this Agreement may be used and admitted as evidence only in a subsequent proceeding in which DELTA or EMPLOYEE seeks to enforce its/his rights hereunder.

17. Representations and Warranties. EMPLOYEE represents and warrants that he has been given a reasonable and sufficient period of time to consider the terms and conditions of this Agreement; that he is advised to consult with an attorney before signing this Agreement; that he has had an opportunity to be represented by independent legal counsel of his own choice throughout all of the negotiations preceding the execution of this Agreement; that he has executed this Agreement after the opportunity for consultation with above-described independent legal counsel; that he is of sound mind and body, competent to enter into this Agreement, and is fully capable of understanding the terms and conditions of this Agreement; that he has carefully read this Agreement in its entirety; that he has had the opportunity to have the provisions of this Agreement explained to him by his own counsel, who has answered to his satisfaction any questions he has asked with regard to the meaning of any of the provisions of this Agreement, and that he fully understands their terms and significance; and that he voluntarily assents to all the terms and conditions contained therein, and that he is signing this Agreement of his own force and will, without any coercion or duress. EMPLOYEE acknowledges and agrees that DELTA has advised that all payments to him must comply with the requirements of Section 409A of the Internal Revenue Code (“409A”) and EMPLOYEE agrees to indemnify and hold harmless DELTA from and against any and all taxes, costs and expenses as a result of any non-compliance with 409A.

18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, heirs, and assigns. If the EMPLOYEE should die or become incapacitated while any amounts are due and payable to the EMPLOYEE hereunder, all such amounts shall be paid to the legal representatives of the EMPLOYEE’s estate according to applicable law. EMPLOYEE shall not assign any of his rights or obligations under this Agreement or any other agreements incorporated herein.

19. Consideration and Revocation Periods. Pursuant to the Older Workers Benefit Protection Act, EMPLOYEE is advised that he shall have at least 21 days to consider this Agreement before signing it, but may sign this Agreement at any earlier time if he so desires. If EMPLOYEE signs this Agreement, he shall have 7 calendar days thereafter (the “Revocation Period”) to revoke this Agreement by indicating his desire to do so, in writing, addressed to DELTA DESIGN, INC., 12367 Crosthwaite Circle, Poway, California, 92064 (attention: General Counsel). In order for such revocation to be effective, it must be received before 5:00 p.m. on the seventh day following the date this Agreement was executed by EMPLOYEE. The effective date of this Agreement shall be the 8th day following the execution of this Agreement by EMPLOYEE (the “Effective Date”). In the event EMPLOYEE does not accept this Agreement, or in the event EMPLOYEE revokes this Agreement during the Revocation Period, this Agreement, including, but not limited to, the obligation of DELTA to make the payments set forth in Section 1.1(b) and provide the benefits under Section 2, shall automatically be deemed null and void.

20. Severability. If, at any time after the date EMPLOYEE executes this Agreement, any provision of this Agreement shall be held to be illegal, void or unenforceable, such provision shall be of no force and effect, provided that, in the event that any provision of Section 13 is held invalid or unenforceable or is deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws, and such other changes shall be made to give effect to the original intent of the Parties. The illegality or unenforceability of any provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement, provided that, upon a finding by a court or agency of competent jurisdiction that the release of claims contained in Section 9 is illegal, void or unenforceable, EMPLOYEE agrees that, at the request of DELTA, he will execute a release covering all the same claims as are released under Section 9 that are legal and enforceable, or, if the basis on which the release was found illegal, void or unenforceable cannot be so cured, to return promptly to DELTA, upon its request, all amounts paid to him or on his behalf under this Agreement.

21. Prior Agreements Superseded; No Oral Modification. This Agreement constitutes the complete understanding between the Parties and supersedes any and all prior agreements (whether oral or written) between the Parties (including, but not limited to, all agreements related to commissions and any other payments). EMPLOYEE acknowledges that neither DELTA nor any representative of DELTA has made any representation or promises to EMPLOYEE other than as set forth herein or therein. This Agreement may not be modified except in a writing signed by both EMPLOYEE and the CEO of DELTA.

22. No Assignment of Claims. Each of the Parties represents and warrants that it/he has not assigned or transferred any of the claims released under this Agreement, or any portion of or interest in any such claims, to any other individual, firm, or other entity.

23. Dispute Resolution. The Parties hereby agree and submit to the exclusive jurisdiction of the courts in the Commonwealth of Massachusetts in any action, lawsuit or other proceeding arising out of or relating to this Agreement. The Parties irrevocably waive any objection that they may now or hereafter have to the venue of any such action, lawsuit or other proceeding in any such court or that such action, lawsuit or other proceeding was brought in an inconvenient forum, and agree not to plead or claim the same.

24. Choice of Law. This Agreement will be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of law rules.

25. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original. Facsimile signatures shall be deemed effective if subsequently followed by handwritten signatures.

26. Construction of Agreement. This Agreement shall be interpreted without regard to the identity of the drafter, and shall not be construed for or against either party. The subheadings in this Agreement are for convenience only and shall not affect the interpretation of the substantive terms of this Agreement.

27. Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, administrators, representatives, executors, successors and assigns.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

COHU, INC.		DELTA DESIGN, INC.
By: /s/ James A. Donahue		By: /s/ James A Donahue

Name: James A. Donahue		Name: James A. Donahue
Title: President and Chief Executive Officer		Title: President and Chief Executive Officer
Dated: May 20	, 2008	Dated: May 20	, 2008

EMPLOYEE:
/s/ Colin P. Scholefield

Name: Colin P. Scholefield
		Dated: May 20	, 2008

EXHIBIT A

Severance Payment Schedule (amounts noted below are gross amounts before withholding for taxes)

June 2, 2008 — $18,375

July 7, 2008 — $18,375

August 4, 2008 — $18,375

September 1, 2008 — $18,375

October 6, 2008 — $18,375

November 3, 2008 — $18,375

December 1, 2008 — $18,375

January 5, 2009 — $18,375

February 2, 2009 — $18,375

March 12, 2009 — $55,125

EXHIBIT B

May 20, 2008

The Board of Directors
Cohu, Inc.
12367 Crosthwaite Circle
Poway, CA 92064

Re: Resignation

Dear Sirs:

I hereby resign my position as an Officer of Delta Design, Inc, effective May 23, 2008.

I confirm that I have no claim against DELTA for compensation for loss of office.

Very truly yours,
Colin P. Scholefield

/s/ Colin P. Scholefield 5/20/2008